[GRAPHIC OMITTED]


                                                             INCENTIVE LIFE (SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE




                             NOTES TO ILLUSTRATIONS

The following illustrations of death benefits, policy account values, and cash surrender values are designed to show you how the performance of the investment funds available with Incentive Life could affect the cash surrender value and death benefit. These illustrations use hypothetical investment return assumptions, and are not intended as estimates of future performance of any investment fund. You may request an illustration that assumes a hypothetical gross investment return ranging from 6.01 % to 12.00%. Equitable is not able to predict the future performance of the investment funds. Illustrations based on assumed constant rates of return do not show the fluctuations in the death beneft, policy account value, and cash surrender value that can occur with an actual policy. Since the values of the investment funds vary up and down, variable life insurance benefits will also vary.

                                   ASSUMPTIONS

The illustration assumes that the amounts that you allocate to the investment funds experience hypothetical gross rates of investment return equivalent to 0.00(degree)/ , 6.00%, and a specified rate of 10.00%.

Premiums are assumed to be paid at the beginning of the payment period. Policy values, death benefits, and ages shown are as of the end of the policy year and reflect the effect of all loans and withdrawals. The death benefit, policy account, and cash surrender value will differ if premiums are paid in different amounts, frequencies, or not on the due date. Premiums minus a premium charge are added to the policy account. A monthly administrative charge is deductd from the Policy Account in all years.

'ASSUMING CURRENT CHARGES': This illustration is based upon the 'current charges' as declared by The Equitable Life Assurance Society's Board of Directors, and apply to policies issued as of the preparation date shown below. 'Current charges' are not guaranteed and may be changed at the discretion of the Board of Directors. A customer loyalty credit will be credited towards the monthly deduction from the Policy Account starting in year 7. This credit is not guaranteed.

'BLENDED CHARGES': Are based upon a blend of the current and the guaranteed maximum mortality charges, all other current charges, and the assumed hypothetical gross annual investment return indicated.

'ASSUMING GUARANTEED CHARGES': This illustration uses the guaranteed maximum mortality charges, administrative charges, charges for mortality and expense risk, premium charge, and the assumed hypothetical gross annual investment return. The premium charge may be raised if changes in the tax law increase our expenses.

'NET LOANS/REPAYM'TS/WITHDRAWALS': Columns reflect any loans, loan repayments, andlor partial withdrawals that have been requested.

'NET RATES OF RETURN': (Shown in parentheses) take into consideration an assumed daily charge to the Separate Account equivalent to an annual charge of.66% for investment advisory services (management fee), .32% for other estimated Trust expenses (including 12b-1 fees), plus the daily charge for mortality and expense risks. The actual charge for advisory services varies with the investment fund selected, and currently ranges from . 25% to 1.15%. The actual charge for Trust expenses varies with the investment fund selected, and currently ranges from
 .25% to .65(degree)/a. The charge for mortality and expense risks is equivalent to a current annual charge of.60%, and is guaranteed not to exceed .90%. The illustration also reflects that no charge is currently made to the Separate Account for Federal income taxes.


                            IMPORTANT TAX INFORMATION

Tax law roles limit the overall amount of premiums that can be paid into a policy which qualifies as life insurance. In addition, certain levels of premium payments into any life insurance policy, as well as certain policy changes, may cause your policy to be classified as a'Modified Endowment Contract,' or MEC. A MEC classification affects the tax status of any distributions taken from the policy. Distributions taken from a MEC policy (loans or partial withdrawals) will first be taxed as ordinary income (on the gain portion only). If the policy owner is under age 59Yz, a 10% penalty tax will also generally be imposed by the IRS on the taxable amount received. See the tax section of your prospectus for further important tax information.

Under current Federal tax rules you generally may take income tax-free partial withdrawals under a life insurance policy which is not a modified endowment contract up to your basis in the contract. Additional amounts are includible in income. In certain cases during the first fifteen years of a policy, a partial withdrawal may be taxable to the extent there is gain in the policy. Loans taken will be free of current income tax as long as the policy remains in effect until the insured's death, does not lapse or mature, and is not a modified endowment contract. This assumes the loan will eventually be satisfied from income tax-free death proceeds. Loans and withdrawals reduce the policy's cash value and death benefit and increase the chance that the policy may lapse. If the policy lapses, matures, is surrendered or becomes a modified endowment, the loan balance at such time would generally be viewed as distributed and taxable under the general rules for distributions of policy cash values.

         BASED ON OUR UNDERSTANDING OF THE CURRENT TAX LAWS, THE POLICY
          ILLUSTRATED HERE IS NOT A MODIFIED ENDOWMENT CONTRACT (MEC).




A policy may terminate due to insufficient premiums, poor investment performance, and/or excessive loans and withdrawals. This policy provides a No Lapse Guarantee and a Death Benefit Guarantee under certain conditions.



VLJ-99-031L (05/99)                         For delivery in Pennsylvania                                 Prepared by: J.Q. Associate
Male Standard Non-Tobacco User                                                                        Initial Face Amount = $150,000
   Age 40                      The Equitable Life Assurance Society of the United States   Initial Death Benefit Option is A (Level)
Riders: None                  1290 Ave. of the Americas, New York, NY 10104 (212)554-1234
Premium Mode = Annual
Prepared on: April 06, 2001                                                                                            Form # VM-450
Page 5 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES                        DCI-7.2a-03-16-01

[GRAPHIC OMITTED]

                                                             INCENTIVE LIFE (SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE


                 ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES, CASH SURRENDER VALUES, AND PREMIUMS
                                                 Prepared for: SEC SAMPLE

                                                ASSUMING GUARANTEED CHARGES


                                   ASSUMING HYPOTHETICAL GROSS  ASSUMING HYPOTHETICAL GROSS  ASSUMING HYPOTHETICAL GROSS
                                   ANNUAL INVESTMENT RETURN OF  ANNUAL INVESTMENT RETURN OF  ANNUAL INVESTMENT RETURN OF
                                       0.00% (-1.87% NET)           6.00% (4.01% NET)            10.00% (7.94% NET)

 END   A             NET LOANS/       NET      NET      NET        NET      NET      NET        NET      NET      NET
  OF   G  ANNUALIZED REPAYM'TS/     POLICY  CASH SURR  DEATH     POLICY  CASH SURR  DEATH     POLICY  CASH SURR  DEATH
  YR   E   PREMIUMS  WITHDRAWALS    ACCOUNT   VALUE   BENEFIT    ACCOUNT   VALUE   BENEFIT    ACCOUNT   VALUE   BENEFIT
----- --- ---------- -----------    ------- --------- -------    ------- --------- -------    ------- --------- -------
    1  41    1,942        0           1,218      151  150,000      1,307      240  150,000       1,366      300  150,000
    2  42    1,942        0           2,508    1,441  150,000      2,765    1,698  150,000       2,942    1,875  150,000
    3  43    1,942        0           3,751    2,684  150,000      4,258    3,191  150,000       4,620    3,553  150,000
    4  44    1,942        0           4,944    3,877  150,000      5,785    4,718  150,000       6,405    5,338  150,000
    5  45    1,942        0           6,088    5,021  150,000      7,347    6,280  150,000       8,305    7,238  150,000
    6  46    1,942        0           7,178    6,112  150,000      8,940    7,873  150,000      10,326    9,260  150,000
    7  47    1,942        0           8,214    7,148  150,000     10,564    9,497  150,000      12,477   11,410  150,000
    8  48    1,942        0           9,194    8,127  150,000     12,219   11,152  150,000      14,765   13,698  150,000
    9  49    1,942        0          10,117    9,202  150,000     13,904   12,989  150,000      17,201   16,287  150,000
   10  50    1,942        0          10,977   10,215  150,000     15,615   14,853  150,000      19,794   19,032  150,000
   11  51    1,942        0          11,774   11,164  150,000     17.352   16,742  150,000      22,555   21,945  150,000
   12  52    1.942        0          12,500   12,042  150.000     19,108   18,651  150,000      25,492   25,035  150,000
   13  53    1,942        0          13,147   12,842  150,000     20,878   20,573  150,000      28,614   28,309  150,000
   14  54    1,942        0          13,709   13,556  150,000     22,654   22,502  150,000      31,933   31,781  150,000
   15  55    1,942        0          14,174   14,174  150,000     24,428   24,428  150,000      35,458   35,458  150,000
   16  56    1,942        0          14,536   14,536  150,000     26.194   26,194  150,000      39,204   39,204  150,000
   17  57    1,942        0          14,784   14,784  150,000     27,942   27,942  150,000      43,187   43,187  150,000
   18  58    1,942        0          14,914   14,914  150,000     29,669   29,669  150,000      47,429   47,429  150,000
   19  59    1,942        0          14,918   14,918  150,000     31,368   31,368  150,000      51,963   51,953  150,000
   20  60    1,942        0          14,780   14,780  150,000     33,027   33,027  150,000      56,783   56,783  150,000
   21  61    1,942        0          14,485   14,485  150,000     34,632   34,632  150,000      61,945   61,945  150,000
   22  62    1,942        0          14,016   14,016  150,000     36,170   36,170  150,000      67,472   67,472  150,000
   23  63    1,942        0          13,346   13,346  150,000     37,619   37,619  150,000      73,397   73,397  150,000
   24  64    1,942        0          12,447   12,447  150,000     38,954   38,954  150,000      79,762   79,762  150,000
   25  65    1,942        0          11,283   11,283  150,000     40,148   40,148  150,000      86,616   86,616  150,000
   26  66    1,942        0           9,822    9,822  150,000     41,174   41,174  150,000      94,024   94.024  150,000
   27  67    1,942        0           8,033    8,033  150,000     42,006   42,006  150,000     102,067  102,067  150,000
   28  68    1,942        0           5,878    5,878  150,000     42,615   42,615  150,000     110,841  110,841  150,000
   29  69    1,942        0           3,316    3,316  150,000     42,969   42,969  150,000     120,467  120,467  150,000
 W 30  70    1,942        0             291      291  150,000     43,022   43,022  150,000     131,082  131,082  152,055

Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 31.

Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 6.00%, the policy terminates without value in year 41.

SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATIONOF INTEREST RATES, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT INCENTIVE LIFE INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED UNLESS THEY ARE CLEARLY identified as guaranteed.

VLJ-99-031L (05/99)                         For delivery in Pennsylvania                                 Prepared by: J.Q. Associate
Male Standard Non-Tobacco User                                                                        Initial Face Amount = $150,000
   Age 40                      The Equitable Life Assurance Society of the United States   Initial Death Benefit Option is A (Level)
Riders: None                  1290 Ave. of the Americas, New York, NY 10104 (212)554-1234
Premium Mode = Annual
Prepared on: April 06, 2001                                                                                            Form # VM-450
Page 6 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES                        DCI-7.2a-03-16-01

[GRAPHIC OMITTED]

                                                             INCENTIVE LIFE (SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                 ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES, CASH SURRENDER VALUES, AND PREMIUMS
                                                 Prepared for: SEC SAMPLE

                                                ASSUMING GUARANTEED CHARGES


                                   ASSUMING HYPOTHETICAL GROSS  ASSUMING HYPOTHETICAL GROSS  ASSUMING HYPOTHETICAL GROSS
                                   ANNUAL INVESTMENT RETURN OF  ANNUAL INVESTMENT RETURN OF  ANNUAL INVESTMENT RETURN OF
                                       0.00% (-1.87% NET)           6.00% (4.01% NET)            10.00% (7.94% NET)

 END   A             NET LOANS/       NET      NET      NET        NET      NET      NET        NET       NET       NET
  OF   G  ANNUALIZED REPAYM'TS/     POLICY  CASH SURR  DEATH     POLICY  CASH SURR  DEATH     POLICY   CASH SURR   DEATH
  YR   E   PREMIUMS  WITHDRAWALS    ACCOUNT   VALUE   BENEFIT    ACCOUNT   VALUE   BENEFIT    ACCOUNT    VALUE    BENEFIT
----- --- ---------- -----------    ------- --------- -------    ------- --------- -------    -------  ---------  -------
T  31  71    1,942        0                                       42,710   42,710  150,000     142,578    142,578    163,965
   32  72    1,942        0                                       41,883   41,883  150,000     154,943    154,943    175,085
   33  73    1,942        0                                       40,564   40,564  150,000     168,283    168,283    186,794
   34  74    1,942        0                                       38,551   38,551  150,000     182,689    182,689    199,131
   35  75    1,942        0                                       35,683   35,683  150,000     198,283    198,283    212,163

   36  76    1,942        0                                       31,788   31,788  150,000     215,218    215,218    225,979
   37  77    1,942        0                                       26,651   26,651  150,000     233,365    233,365    245,034
   38  78    1,942        0                                       20,011   20,011  150,000     252,799    252,799    265,439
   39  79    1,942        0                                       11,545   11,545  150,000     273,597    273,597    287,277
   40  80    1,942        0                                          814      814  150,000     295,839    295,839    310,631
T  41  81    1,942        0                                                                    319,601    319,601    335,581
   42  82    1,942        0                                                                    344,956    344,956    362,204
   43  83    1,942        0                                                                    371,970    371,970    390,569
   44  84    1,942        0                                                                    400,703    400,703    420,738
   45  85    1,942        0                                                                    431,212    431,212    452,772
   46  86    1,942        0                                                                    463,554    463,554    486,731
   47  87    1,942        0                                                                    497,788    497,788    522,678
   48  88    1,942        0                                                                    533,973    533,973    560,671
   49  89    1,942        0                                                                    572,168    572,168    600,776
   50  90    1,942        0                                                                    612,423    612,423    643,045
   51  91    1,942        0                                                                    654,775    654,775    687,514
   52  92    1,942        0                                                                    699,234    699,234    734,196
   53  93    1,942        0                                                                    745,773    745,773    783,061
   54  94    1,942        0                                                                    794,294    794,294    834,009
   55  95    1,942        0                                                                    844,474    844,474    886,698
   56  96    1,942        0                                                                    895,536    895,536    940,313
   57  97    1,942        0                                                                    950,207    950,207    988,215
   58  98    1,942        0                                                                  1,008,028  1,008,028  1,038,269
   59  99    1,942        0                                                                  1,068,298  1,068,298  1,089,664
   60 100    1,942        0                                                                  1,143,456  1,143,456  1,154,891


Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 31.

Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 6.00%, the policy terminates without value in year 41.

SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATIONOF INTEREST RATES, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT INCENTIVE LIFE INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.

VLJ-99-031L (05/99)                         For delivery in Pennsylvania                                 Prepared by: J.Q. Associate
Male Standard Non-Tobacco User                                                                        Initial Face Amount = $150,000
   Age 40                      The Equitable Life Assurance Society of the United States   Initial Death Benefit Option is A (Level)
Riders: None                  1290 Ave. of the Americas, New York, NY 10104 (212)554-1234
Premium Mode = Annual
Prepared on: April 06, 2001                                                                                            Form # VM-450
Page 7 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES                        DCI-7.2a-03-16-01

[GRAPHIC OMITTED]

                                                             INCENTIVE LIFE (SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE


                 ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES, CASH SURRENDER VALUES, AND PREMIUMS
                                                 Prepared for: SEC SAMPLE

                                                ASSUMING GUARANTEED CHARGES

                                   ASSUMING HYPOTHETICAL GROSS  ASSUMING HYPOTHETICAL GROSS  ASSUMING HYPOTHETICAL GROSS
                                   ANNUAL INVESTMENT RETURN OF  ANNUAL INVESTMENT RETURN OF  ANNUAL INVESTMENT RETURN OF
                                       0.00% (-1.58% NET)           6.00% (4.33% NET)            10.00% (8.27% NET)

 END   A             NET LOANS/       NET      NET      NET        NET      NET      NET        NET      NET      NET
  OF   G  ANNUALIZED REPAYM'TS/     POLICY  CASH SURR  DEATH     POLICY  CASH SURR  DEATH     POLICY  CASH SURR  DEATH
  YR   E   PREMIUMS  WITHDRAWALS    ACCOUNT   VALUE   BENEFIT    ACCOUNT   VALUE   BENEFIT    ACCOUNT   VALUE   BENEFIT
----- --- ---------- -----------    ------- --------- -------    ------- --------- -------    ------- --------- -------
    1  41    1,942        0           1,222      155  150,000      1,312      245  150,000       1,371      305  150,000
    2  42    1,942        0           2,556    1,489  150,000      2,816    1,749  150,000       2,995    1,928  150,000
    3  43    1,942        0           3,847    2,780  150,000      4,362    3,295  150,000       4,730    3,663  150.000
    4  44    1,942        0           5,090    4,023  150,000      5,949    4,882  150,000       6,582    5,515  150,000
    5  45    1,942        0           6,287    5,220  150,000      7,578    6,512  150,000       8,561    7,495  150,000
    6  46    1,942        0           7,434    6,367  150,000      9,248    8,181  150,000      10,675    9,608  150,000
    7  47    1,942        0           8,581    7,515  150,000     11,024    9,957  150,000      13,011   11,944  150,000
    8  48    1,942        0           9,681    8,615  150,000     12,855   11,788  150,000      15,524   14,457  150,000
    9  49    1,942        0          10,732    9,817  150,000     14,740   13,826  150,000      18,229   17,315  150,000
   10  50    1,942        0          11,728   10,966  150,000     16,679   15,917  150,000      21,140   20,378  150,000
   11  51    1,942        0          12,726   12,116  150,000     18,734   18,125  150,000      24,338   23,728  150,000
   12  52    1,942        0          13,658   13,201  150,000     20,843   20,386  150,000      27,782   27,324  150,000
   13  53    1,942        0          14,518   14,213  150,000     23,001   22,697  150,000      31,489   31,184  150,000
   14  54    1,942        0          15,298   15,146  150,000     25,207   25,054  150,000      35,481   35,328  150,000
   15  55    1,942        0          15,987   15,987  150,000     27,452   27,452  150,000      39,778   39,778  150,000
   16  56    1,942        0          16,577   16,577  150,000     29,735   29,735  150,000      44,410   44,410  150,000
   17  57    1,942        0          17,119   17,119  150,000     32,107   32,107  150,000      49,458   49,458  150,000
   18  58    1,942        0          17,612   17,612  150,000     34,573   34,573  150,000      54,963   54,963  150,000
   19  59    1,942        0          18,053   18,053  150,000     37,138   37,138  150,000      60,973   60,973  150,000
   20  60    1,942        0          18,436   18,436  150,000     39,804   39,804  150,000      67,538   67,538  150,000
   21  61    1,942        0          18,817   18,817  150,000     42,626   42,626  150,000      74,755   74,755  150,000
   22  62    1,942        0          19,162   19,162  150,000     45,587   45,587  150,000      82,670   82,670  150,000
   23  63    1,942        0          19,474   19,474  150,000     48,698   48,698  150,000      91,357   91,357  150,000
   24  64    1,942        0          19,751   19,751  150,000     51,969   51,969  150,000     100,899  100,899  150,000
   25  65    1,942        0          19,995   19,995  150,000     55,411   55,411  150,000     111,387  111,387  150,000
   26  66    1,942        0          20,056   20,056  150,000     58,928   58,928  150,000     122,882  122,882  150,000
 W 27  67    1,942        0          19,935   19,935  150,000     62,534   62,534  150,000     135,460  135,460  161,198
   28  68    1,942        0          19,629   19,629  150,000     66,245   66,245  150,000     149,111  149,111  175,950
   29  69    1,942        0          19,138   19,138  150,000     70,078   70,078  150,000     163,924  163,924  191,791
   30  70    1,942        0          18,458   18,458  150,000     74,054   74,054  150,000     180,002  180.002  208,802

Based on the assumption of current charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 40.

    This is not an illustration of actual performance. Values shown are not guaranteed. This page must be accompanied by an illustration of policy performance assuming guaranteed charges and a hypothetical gross annual investment return of 0.00%

SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATIONOF INTEREST RATES, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT INCENTIVE LIFE INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.

VLJ-99-031L (05/99)                         For delivery in Pennsylvania                                 Prepared by: J.Q. Associate
Male Standard Non-Tobacco User                                                                        Initial Face Amount = $150,000
   Age 40                      The Equitable Life Assurance Society of the United States   Initial Death Benefit Option is A (Level)
Riders: None                  1290 Ave. of the Americas, New York, NY 10104 (212)554-1234
Premium Mode = Annual
Prepared on: April 06, 2001                                                                                            Form # VM-450
Page 8 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES                        DCI-7.2a-03-16-01

[GRAPHIC OMITTED]

                                                             INCENTIVE LIFE (SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE


                 ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES, CASH SURRENDER VALUES, AND PREMIUMS
                                                 Prepared for: SEC SAMPLE

                                                ASSUMING GUARANTEED CHARGES

                                   ASSUMING HYPOTHETICAL GROSS  ASSUMING HYPOTHETICAL GROSS  ASSUMING HYPOTHETICAL GROSS
                                   ANNUAL INVESTMENT RETURN OF  ANNUAL INVESTMENT RETURN OF  ANNUAL INVESTMENT RETURN OF
                                       0.00% (-1.58% NET)           6.00% (4.33% NET)            10.00% (8.27% NET)

 END   A             NET LOANS/       NET      NET      NET        NET      NET      NET        NET       NET        NET
  OF   G  ANNUALIZED REPAYM'TS/     POLICY  CASH SURR  DEATH     POLICY  CASH SURR  DEATH     POLICY   CASH SURR    DEATH
  YR   E   PREMIUMS  WITHDRAWALS    ACCOUNT   VALUE   BENEFIT    ACCOUNT   VALUE   BENEFIT    ACCOUNT    VALUE     BENEFIT
----- --- ---------- -----------    ------- --------- -------    ------- --------- -------    -------  ---------   -------
   31  71    1,942        0          17,587   17,587  150,000     78,193   78,193  150,000    197,457    197,457    227,076
   32  72    1,942        0          16,520   16,520  150,000     82,520   82,520  150,000    216,458    216,458    244,597
   33  73    1,942        0          15,252   15,252  150,000     87,060   87,060  150,000    237,158    237,158    263,245
   34  74    1,942        0          13,777   13,777  150,000     91,842   91,842  150,000    259,731    259,731    283,106
   35  75    1,942        0          12,088   12,088  150,000     96,898   96,898  150,000    284,369    284,369    304.275
   36  76    1,942        0           9,981    9,981  150,000    102,190  102,190  150,000    311,268    311,268    326,831
   37  77    1,942        0           7,399    7,399  150,000    107,757  107,757  150,000    340,473    340,473    357,497
   38  78    1,942        0           4,275    4,275  150,000    113,646  113,646  150,000    372,172    372,172    390,780
   39  79    1,942        0             523      523  150,000    119,913  119,913  150,000    406,563    406,563    426,891
 T 40  80    1,942        0                                      126,632  126,632  150,000    443,860    443,860    466,053

   41  81    1,942        0                                      133,895  133,895  150,000    484,291    484,291    508,505
   42  82    1,942        0                                      141,822  141,822  150,000    528,102    528,102    554,507
 W 43  83    1,942        0                                      150,323  150,323  157,839    575,553    575,553    604,331
   44  84    1,942        0                                      159,177  159,177  167,136    626,921    626,921    658,267
   45  85    1,942        0                                      168,393  168,393  176,812    682,499    682,499    716,624

   46  86     1,942       0                                      177,978  177,978  186,876    742,602    742,602    779,732
   47  87     1,942       0                                      187,940  187,940  197,337    807,563    807,563    847,942
   48  88     1,942       0                                      198,288  198,288  208,202    877,740    877,740    921.627
   49  89     1,942       0                                      209,028  209,028  219,480    953,513    953,513  1,001,189
   50  90     1,942       0                                      220,170  220,170  231,179  1,035,287  1,035,287  1,087,052
   51  91     1,942       0                                      231,721  231,721  243,307  1,123,499  1,123,499  1,179,674
   52  92     1,942       0                                      243,691  243,691  255,876  1,218,616  1,218,616  1,279,547
   53  93     1,942       0                                      256,088  256,088  268,893  1,321,138  1,321,138  1,387,195
   54  94     1,942       0                                      268,922  268,922  282,368  1,431,597  1,431,597  1,503,177
   55  95     1,942       0                                      282,202  282,202  296,312  1,550,561  1,550,561  1,628,089
   56  96     1,942       0                                      295,937  295,937  310,734  1,678,638  1,678,638  1,762,570
   57  97     1,942       0                                      310,608  310,608  323,032  1,819,234  1,819,234  1,892,004
   58  98     1,942       0                                      326,338  326,338  336,128  1,974,013  1,974,013  2,033,233
   59  99     1,942       0                                      343,265  343,265  350,131  2,144,895  2,144,895  2,187,793
   60 100     1,942       0                                      360,549  360,549  364,155  2,327,664  2,327,664  2,350,941

Based on the assumption of current charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 40.

    This is not an illustration of actual performance. Values shown are not guaranteed. This page must be accompanied by an illustration of policy performance assuming guaranteed charges and a hypothetical gross annual investment return of 0.00%

SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATIONOF INTEREST RATES, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT INCENTIVE LIFE INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT INTENDED TO PREDICT ACTUAL PERFORMANCE. VALUES SET FORTH ARE NOT GUARANTEED UNLESS THEY ARE CLEARLY IDENTIFIED AS GUARANTEED.

VLJ-99-031L (05/99)                         For delivery in Pennsylvania                                 Prepared by: J.Q. Associate
Male Standard Non-Tobacco User                                                                        Initial Face Amount = $150,000
   Age 40                      The Equitable Life Assurance Society of the United States   Initial Death Benefit Option is A (Level)
Riders: None                  1290 Ave. of the Americas, New York, NY 10104 (212)554-1234
Premium Mode = Annual
Prepared on: April 06, 2001                                                                                            Form # VM-450
Page 9 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES                        DCI-7.2a-03-16-01

[GRAPHIC OMITTED]

                                                             INCENTIVE LIFE (SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE


                           APPLICABLE FOOTNOTES PAGE
                            PREPARED FOR: SEC SAMPLE


                FOOTNOTES ARE ILLUSTRATED IN ORDER OF OCCURRENCE
                       FOR EACH YEAR THEY ARE APPLICABLE:

  ASSUMING CURRENT CHARGES                        ASSUMING GUARANTEED CHARGES
  ------------------------                        ---------------------------

  YEAR 27 - F00TNOTE(S): W                        YEAR 30 - FOOTNOTE(S): W
  YEAR 40 - F00TNOTE(S): T                        YEAR 31 - FOOTNOTE(S): T
  YEAR 43 - F00TNOTE(S): W                        YEAR 41 - FOOTNOTE(S): T


EXPLANATION OF FOOTNOTES USED IN THIS ILLUSTRATION:

T BASED ON THE ASSUMPTIONS OF THIS ILLUSTRATION, THE POLICY TERMINATES WITHOUT VALUE. ADVERSE TAX CONSEQUENCES COULD OCCUR IF A POLICY WITH LOANS IS SURRENDERED OR PERMITTED TO TERMINATE. SEE "IMPORTANT TAX INFORMATION" SECTION ON THE "NOTES TO ILLUSTRATIONS" PAGE.

W THE POLICY HAS GONE INTO CORRIDOR. PREMIUMS MAY BE RESTRICTED WITHOUT EVIDENCE OF INSURABILITY. WITHDRAWALS MAY REDUCE THE DEATH BENEFIT BY AN AMOUNT IN EXCESS OF THE WITHDRAWAL AMOUNT.


NOTES FOR HISTORICAL PERFORMANCE REPORTS:

although this version of Incentive Life was not available until 1999, the net cash surrender value on this report has been adjusted to reflect the current charges and deductions under Incentive Life and the Separate Accounts as described on page 5 of this illustration.

The IRR (internal rate of return) on the Net Death Benefit and Net Cash Surrender Value is the rate at which the annualized illustrated outlays up to that year must be compounded each and every year to generate the indicated Net Death Benefit or net cash surrender value. Annualized illustrated outlays consist of premiums plus loan repayments, minus partial withdrawals, loans and guideline premium forceouts.

Historical performance reports are available for certain funds with five or more years of experience. For additional information regarding historical performance please refer to the Incentive Life Prospectus and the Trust prospectus, which is attached thereto.




Incentive Life is issued by The Equitable Life Assurance Society of the United States (Equitable), and is distributed by AXA Advisors, LLC, New York, NY 10104,
(212) 314-4600. The Equitable Life Assurance Society of the United States (Equitable), is an indirect subsidiary of AXA Financial, Inc. AXA Financial, Inc. is a subsidiary of AXA, an insurance holding company. Neither AXA nor AXA Financial, Inc. has responsibility for the insurance obligations of Equitable. Incentive Life is policy form 99-300 in most jurisdictions.

MINIMUM INITIAL PREMIUM:                       $287.69      INITIAL GUIDELINE SINGLE:        $26,409.08
PLANNED ANNUAL PREMIUM:                      $7,942.45      INITIAL GUIDELINE ANNUAL:         $2,341.18
INITIAL 7-PAY PREMIUM:                       $6,678.00      TARGET PREMIUM:                   $7,942.45
5 YR NO LAPSE GUARANTEE PREMIUM:             $1,733.96
AGE 70/10YR DEATH BENEFIT GUARANTEE PREMIUM: $1,942.45


VLJ-99-031L (05/99)                         For delivery in Pennsylvania                                 Prepared by: J.Q. Associate
Male Standard Non-Tobacco User                                                                        Initial Face Amount = $150,000
   Age 40                      The Equitable Life Assurance Society of the United States   Initial Death Benefit Option is A (Level)
Riders: None                  1290 Ave. of the Americas, New York, NY 10104 (212)554-1234
Premium Mode = Annual
Prepared on: April 06, 2001                                                                                            Form # VM-450
Page 9 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES                        DCI-7.2a-03-16-01

[GRAPHIC OMITTED]

                                                             INCENTIVE LIFE (SM)
                                        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE


                             IMPORTANT CONFIRMATIONS
                            Prepared for: SEC Sample

I understand that Equitable is relying on me to confirm the following information. I have initialed all that apply:

[_] I intend to replace (lapse, exchange, change, surrender, withdraw or borrow from) an existing insurance policy or annuity contract in connection with purchasing this policy. I have provided information about the existing policy or annuity contract on the application as required.

[_] I do not intend to replace (lapse, exchange, change, surrender, withdraw or borrow from) an existing insurance policy or annuity contract in connection with purchasing this policy.

[_] I have received a copy of all 11 pages of this illustration. I have reviewed the illustration and understand its purpose is to help me understand how the policy works. I understand that actual policy values will probably be different than shown. I understand that this illustration is not part of the insurance contract.

[_] o I understand that any non-guaranteed elements illustrated are subject to change and could be either higher or lower. The Associate has told me they are not guaranteed. I also understand that guaranteed values may be affected by loans or withdrawals or other policy changes I may make.


[_] This illustration does not fully conform to the policy for which I am applying. For example, I may be applying for a different face amount, premium mode or amount, or optional benefits. These and any other changes will impact the values illustrated. I will receive a conforming illustration at or prior to the time of any policy delivery. I will carefully review that illustration upon receipt.


_____________________________  ____________________________  ___________________
Signature of Applicant         Joint Applicant (if any)      Date


_____________________________
Signature of Policyowner


[_] I certify that this illustration has been presented to the applicant and that I have explained that any non-guaranteed elements illustrated are subject to change. I have made no statements that are inconsistent with the illustration.

[_] I certify that I did not present an illustration conforming to the policy for which the applicant has applied. I have explained that any non-guaranteed elements illustrated here are subject to change.


________________________  ___________________  ______________  _________________
Signature of Associate    Agency               Associate Code  Date

J. Q. Associate                                 Associate Phone No: 111-222-3333
1234 Anystreet, Suite B
3rd Floor
New York, NY 10101

   Please refer to the prospectus for a complete listing of premium charges, monthly administrative charges, policy fees and surrender charges.

VLJ-99-031L (05/99)                         For delivery in Pennsylvania                                 Prepared by: J.Q. Associate
Male Standard Non-Tobacco User                                                                        Initial Face Amount = $150,000
   Age 40                      The Equitable Life Assurance Society of the United States   Initial Death Benefit Option is A (Level)
Riders: None                  1290 Ave. of the Americas, New York, NY 10104 (212)554-1234
Premium Mode = Annual
Prepared on: April 06, 2001                                                                                            Form # VM-450
Page 11 of 11                  THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES                        DCI-7.2a-03-16-01